Exhibit 10.18

SECOND AMENDMENT TO SUPPLY AGREEMENT

THIS SECOND AMENDMENT TO SUPPLY AGREEMENT (this “Amendment”), dated December 9, 2005, effective July 31, 2005, is made by and between AZT International S. de R.L. de C.V., a Mexico corporation (“AZT”), an affiliate of Diversified Apparel Resources, LLC f/k/a Commerce Clothing Company, LLC (“Diversified”), a California limited liability company with its principal executive offices at 5804 East Slauson Avenue, Commerce, California 90040, Cygne Designs, Inc., a Delaware corporation (“Cygne”), having its principal executive office at 11 West 42nd Street, New York, New York 10036 and Diversified.

RECITALS

A. AZT and Cygne previously entered into a Supply Agreement dated July 31, 2005, as amended on October 19, 2005 (the “Agreement”) providing for the manufacture and supply by AZT of certain products for Cygne under the terms and conditions set forth in the Agreement.

B. Pursuant to Section 12.3 of the Agreement, AZT desires to temporarily assign to Diversified all of its rights, obligations and liabilities under the Agreement during the Amendment Term (as defined below) of this Amendment.

C. The parties desire to amend certain provisions of the Agreement during the Amendment Term (as defined below) of this Amendment and incorporate this Amendment therein during the Amendment Term.

D. Any terms used but not defined herein shall have the meanings assigned to them in the Agreement.

NOW, THEREFORE, and in consideration of the mutual promises, covenants, representations and good and valuable consideration set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Assignment. AZT hereby assigns to Diversified, and Diversified hereby agrees to assume, during the Amendment Term (as defined below) of this Amendment only, all of AZT’s rights, obligations and liabilities under the Agreement. The parties agree that upon the expiration of the Amendment Term or any earlier termination of this Amendment, all rights, obligations and liabilities of Diversified under the Agreement assigned by AZT herein shall automatically be assigned back from Diversified to AZT and Diversified shall have no further rights, obligations or liabilities under the Agreement. The parties hereby waive any further notice of the foregoing assignments between AZT and Diversified under Section 12.3 of the Agreement.

2. Term.

(a) This Amendment shall be effective as of July 31, 2005 and shall expire on October 31, 2006 (the “Initial Amendment Term”). The parties may extend this Amendment for additional periods beyond the Initial Amendment Term upon the mutual written agreement of the parties. The Initial Term and extended terms, if any, shall be collectively referred to herein as the “Amendment Term.” This Amendment may be terminated at any time upon the mutual agreement of the parties. This Amendment shall have no effect on the Term of the Agreement.

(b) Upon expiration of the Amendment Term or any earlier termination of this Amendment, the terms of this Amendment shall immediately terminate without further notice or action by the parties, the parties shall have no further rights or obligations under this Amendment and this Amendment shall no longer serve as an amendment to the Agreement.

3. Amendment. Diversified and Cygne hereby agree that during the Amendment Term, the Agreement shall be amended as follows:

(a) Section 5.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)	Diversified shall invoice Cygne upon each shipment of goods made against a Cygne purchase order.

(b) Article 6 of the Agreement is hereby deleted in its entirety and replaced with the following:

ARTICLE 6. DIVERSIFIED SHALL BEAR THE RISK OF LOSS OF, OR PHYSICAL DAMAGE TO, ANY OF THE PRODUCTS SUPPLIED BY DIVERSIFIED TO CYGNE UNDER THIS AGREEMENT AT ALL TIMES WHILE THE DENIM PRODUCTS ARE IN THE POSSESSION OF DIVERSIFIED; PROVIDED, THAT NOTWITHSTANDING THE FOREGOING, DIVERSIFIED SHALL NOT BEAR ANY RISK OF LOSS OF OBSOLETE INVENTORY. IN THE EVENT OF ANY OBSOLETE INVENTORY, DIVERSIFIED SHALL HAVE THE RIGHT UPON WRITTEN NOTICE TO CYGNE, TO REQUEST THAT CYGNE PURCHASE SUCH OBSOLETE INVENTORY FROM DIVERSIFIED. IF CYGNE DENIES ANY SUCH REQUEST WITHIN THIRTY (30) DAYS OF RECEIPT OF SUCH REQUEST, THEN DIVERSIFIED SHALL HAVE THE RIGHT TO SELL SUCH OBSOLETE INVENTORY TO A THIRD PARTY AND DIVERSIFIED SHALL HAVE THE RIGHT TO COLLECT FROM CYGNE PAYMENT IN THE AMOUNT EQUAL TO THE DIFFERENCE, IF ANY, BETWEEN THE AMOUNT RECEIVED FROM SUCH THIRD PARTY AND THE PRICE DIVERSIFIED WOULD HAVE CHARGED CYGNE FOR

SUCH INVENTORY IF IT WERE NOT OBSOLETE IN ADDITION TO ANY EXPENSES INCURRED BY DIVERSIFIED IN SUCH THIRD PARTY SALE. IN THE EVENT THAT DIVERSIFIED, AFTER A GOOD FAITH ATTEMPT, IS UNABLE TO SELL ANY OBSOLETE INVENTORY TO ANY THIRD PARTIES WITH THIRTY (30) DAYS, THEN, UPON WRITTEN DEMAND, DIVERSIFIED SHALL HAVE THE RIGHT TO REQUIRE CYGNE TO PURCHASE SUCH OBSOLETE INVENTORY FROM DIVERSIFIED.

(c) A new Section 12.14 is hereby added as follows:

12.14 Use of Cash. Cygne agrees that it shall only use cash of its business for purposes of paying its obligations to Diversified and for general business operating expenses and cost of goods sold and shall not use more than $100,000 of its cash per year for any other purposes, including, but not limited to, capital expenditures, without the prior written consent of Diversified.

(d) A new Section 12.15 is hereby added as follows:

12.15 Inventory. At the time Cygne prepares its internally-prepared financial statements for each month (each, a “Month”), Diversified will transfer to Cygne, effective as of the last date of the Month, any inventory that was in possession of Diversified as of the last date of the Month that was shipped to customers of Cygne at any time between the last date of the Month and the date of such financial statement preparation.

4. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

5. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the parties will deliver original execution copies of this Amendment to one another as soon as practicable following execution thereof.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

AZT INTERNATIONAL S. DE R.L. DE C.V.

By:	/s/ HUBERT GUEZ
Name:	Hubert Guez
Title:	President

CYGNE DESIGNS, INC.

By:	/s/ BERNARD MANUEL
Name:	Bernard Manuel
Title:	President

DIVERSIFIED APPAREL RESOURCES, LLC

By:	/S/ HUBERT GUEZ
Name:	Hubert Guez
Title:	Chief Executive Officer

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